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Exhibit 99.2

TYPE:  425
SEQUENCE:  1
DESCRIPTION:  COMPANY PRESS RELEASE


                                            Filed by: CFW Communications Company
                           Pursuant to Rule 425 under the Securities Act of 1933
                                     Subject Company: CFW Communications Company
                                                     Commission File No. 0-16751



FOR IMMEDIATE RELEASE


July 26, 2000

CFW Communications Announces the Completion of its Acquisition of PrimeCo PCS Virginia Operations



Waynesboro, VA. CFW Communications Company (NASDAQ: CFWC) today announced the
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closing of its acquisition of PrimeCo's PCS licenses, assets and operations in the Richmond and Hampton Roads areas of Virginia. With this acquisition, CFW Communications will have a digital PCS customer base of over 150,000 customers served by the largest CDMA network in the operating region. The acquisition also expands the CDMA digital network to over 550 cell sites.

"The successful acquisition of PrimeCo licenses in Virginia accelerates CFW's growth strategy to become a major digital PCS provider in the mid-Atlantic region," said James S. Quarforth, chairman and chief executive officer. The successful completion of this acquisition and the pending merger with R&B Communications will expand CFW's assets to over $1 billion and the company will have more than $500 million in equity.
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PrimeCo's Virginia operations were divested by Bell Atlantic as part of its recent merger with GTE. The former PrimeCo Virginia operations include PCS licenses, assets, subscribers and a potential customer base of three million people in central and eastern Virginia, including Richmond, Norfolk, Virginia Beach, Hampton Roads, and in the Outer Banks of North Carolina.

The PrimeCo purchase price consisted of a cash payment of $408.6 million to PrimeCo PCS, the assumption of $20 million in lease obligations, and transfer of the analog assets and licenses of CFW's analog cellular properties in Harrisonburg, Staunton and Waynesboro, Virginia. CFW will continue to provide digital communications services and products in these markets.

In support of the acquisition, Welsh, Carson, Anderson & Stowe (WCAS) has invested a total of $200 million and affiliates of Morgan Stanley Dean Witter
(MSDW) have invested $25 million in newly issued preferred equity in the company. WCAS has also committed to purchase an additional $25 million of preferred equity in CFW.

In addition to the equity investments, CFW has completed $700 million in debt financing, including $280 million of Senior Notes, $95 million in Subordinated Notes and a $325 million Senior Credit Facility. From the Senior Credit Facility, $150 million was borrowed at closing. The remaining $175 million is available to support the continued buildout of the combined communications network. Proceeds from these debt offerings were used to complete funding of the acquisition of the PrimeCo PCS operations and refinance certain debt of both CFW and the Virginia and West Virginia PCS Alliances.
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"We are pleased to have WCAS increase its investment from the original $200 million to $225 million," said Quarforth. " We are also pleased to welcome as
new directors of   CFW, Anthony J. de Nicola and Lawrence B. Sorrel, general
partners of WCAS. "We are very proud to be a part of this exciting company's growth. These acquisitions position the company as a leading ICP and digital PCS provider in the mid-Atlantic region," said Anthony J. de Nicola.

With the completion of the R&B merger, says Quarforth, the company will have over 50,000 ILEC (incumbent local exchange carrier) telephone lines, in excess of 13,000 CLEC (competitive local exchange carrier) telephone lines and over 56,000 Internet customers supported by a fiber-optic network throughout the central and western Virginia and West Virginia regions. The R&B merger is expected to close in the fourth quarter of 2000 and is pending regulatory and shareholder approval.

CFW Communications (NASDAQ: CFWC) which will operate as NTELOS, offers a broad range of communications products and services to customers in Virginia, West Virginia, Kentucky, Tennessee, and North Carolina including digital PCS, dial-up Internet access, high-speed data transmission, DSL (high-speed Internet access) and local and long distance telephone services. Detailed information about CFW Communications is available on the Internet at www.cfw.com.

--end--

Forward-looking statements made by CFW Communications are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties and any significant deviations from these assumptions could cause actual results to differ materially from those in forward-looking statements. CFW Communications undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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WE URGE INVESTORS AND SECURITY HOLDERS TO READ CFW'S REGISTRATION STATEMENT ON
FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE R&B COMMUNICATIONS MERGER TRANSACTION DESCRIBED ABOVE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN THESE AND OTHER DOCUMENTS RELATING TO THE TRANSACTION ARE FILED WITH THE COMMISSION, INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. THE DOCUMENTS FILED WITH THE COMMISSION BY CFW MAY ALSO BE OBTAINED FOR FREE FROM CFW BY DIRECTING A REQUEST TO CFW COMMUNICATIONS COMPANY, P. O. BOX 1990, WAYNESBORO, VIRGINIA 22980, ATTN:
INVESTOR RELATIONS, TELEPHONE: (540) 946-3500. CERTAIN OF THESE DOCUMENTS MAY ALSO BE AVAILABLE ON CFW'S WEBSITE AT WWW.CFW.COM WHEN THEY BECOME AVAILABLE, READ THE DEFINITIVE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.